EXHIBIT 10.5

ENERGY PARTNERS, LTD.

2009 LONG TERM INCENTIVE PLAN

OPTION AWARD AGREEMENT

1. Grant of Stock Option. Energy Partners, Ltd., a Delaware corporation (the “Corporation”), pursuant to the Energy Partners, Ltd. 2009 Long Term Incentive Plan (the “Plan”), hereby grants to the participant named below an option (the “Stock Option”) to purchase shares of its Common Stock, on the terms set forth herein (this entire agreement being the “Option Award Agreement”):

Participant:	[ ] (the “Participant”)

Date of Grant:	[ ]

Number of shares:	[ ] shares of Common Stock

Exercise price:	[$ ] per share (the “Option Price”)

Type of option:	Nonstatutory Stock Option

2. Exercise and Expiration Dates.

(a) Unless the Stock Option vests earlier in accordance with Section 4 or 7, the Stock Option will vest and become exercisable in accordance with the following schedule:

(i)     % of the shares will vest on and after the one-year anniversary of the Date of Grant,

(ii)     % of the shares will vest on and after the two-year anniversary of the Date of Grant,

(iii)     % of the shares will vest on and after the three-year anniversary of the Date of Grant, and

(iv)     % of the shares will vest on and after the four-year anniversary of the Date of Grant;

subject to the Participant’s remaining continuously employed by the Corporation or a Subsidiary up to and through each such vesting date.

(b) The Stock Option will expire on, and may not be exercised after, the 10-year anniversary of the Date of Grant.

3. Payment of Exercise Price. The exercise price for shares purchased by the Participant may be paid (a) in cash or by check acceptable to the Corporation, (b) by the actual or constructive transfer to the Corporation of shares of Common Stock owned by the Participant for at least six months (or, with the consent of the Committee, for less than six months) having an aggregate Market Value Per Share at the date of exercise equal to the aggregate Option Price, (c) with the consent of the Committee, by authorizing the Corporation to withhold a number of shares of Common Stock having an aggregate Market Value Per Share on the date of exercise equal to the aggregate Option Price, or (d) by a combination of the foregoing methods; provided, however, that the payment methods described in clauses (b), (c) and (d) will not be available at any time the Corporation is prohibited from purchasing or acquiring such shares of Common Stock. The Participant may also make arrangements satisfactory to the Corporation for the deferred payment of the aggregate Option Price from the proceeds of a sale through a broker of some or all of the shares to which such exercise relates.

4. Termination of Employment. If the Participant’s employment is terminated by the Corporation or a Subsidiary for Cause, the Stock Option will expire immediately and the unexercised portion thereof will be forfeited on the date of the Participant’s termination of employment. If the Participant voluntarily terminates employment for Good Reason, the nonvested portion of the Stock Option will automatically and immediately vest and the Stock Option will be exercisable by the Participant in whole or in part. For purposes of this Agreement, “Cause” and “Good Reason” are as defined in the employment agreement between the Participant and the Corporation or a Subsidiary (the “Employment Agreement”) or, if no Employment Agreement was entered into, “Cause” means (a) the Participant’s indictment or conviction of (or plea of guilty or nolo contendre to) an offense of fraud or moral turpitude or any other offense that adversely affects the Corporation’s prospects or reputation or the Participant’s ability to perform his or her obligations or duties, (b) the Participant’s intentional and continuing failure to substantially perform his or her duties (other than due to incapacity caused by physical or mental illness), (c) the Participant’s willful or repeated misconduct, incompetence or gross negligence in the performance of his or her duties, or any act of misappropriation, embezzlement, intentional fraud or similar conduct involving the Corporation or any of its affiliates, (d) the Participant’s breach of any reasonable written policy established by the Corporation, which breach, if curable, is not cured within 15 days after written notice thereof is delivered to the Participant, (e) the Participant’s commission of intentional wrongful damage to the property of the Corporation or a Subsidiary or the intentional wrongful disclosure of secret processes or confidential information of the Corporation or a Subsidiary, (f) the Participant’s engaging in illegal drug use or alcohol abuse on company premises or while carrying out company business, or (g) the Participant’s engaging in conduct exposing the Corporation to actual or potential liability for unlawful discrimination toward a customer, employee, contractor or potential employee, and “Good Reason” means (x) a substantial and adverse diminution in the Participant’s duties or reporting responsibilities, (y) the failure of the Corporation to pay or cause to be paid the Participant’s salary or other amounts due, which failure to pay is not cured within 20 days after written notice of such failure to pay is delivered to the Corporation by the Participant, or (z) a relocation of the Participant’s principal place of employment by more than 75 miles from the Corporation’s current location (except for reasonable amounts of required travel by the Participant on the Corporation’s business), if the Corporation does not reimburse the Participant’s reasonable and actual relocation expenses.

If the Participant’s employment terminates by reason of permanent disability or death, the vested portion of the Stock Option will expire 180 days after the date the Participant terminates employment, and the nonvested portion of the Stock Option will be forfeited upon the Participant’s termination of employment. If the Participant’s employment terminates for any reason other than those previously described in this Section 4, then the vested portion of the Stock Option will expire 90 days after the date of the Participant’s termination of employment, and the nonvested portion of the Stock Option will be forfeited upon the Participant’s termination of employment.

5. Corporation’s Repurchase Rights.

(a) Subject to the terms of this Section 5, upon the occurrence of (i) any Repurchase Event or (ii) any material violation by the Participant of any of the confidentiality, non-competition, non-disparagement or non-solicitation covenants contained in the Employment Agreement (if any) that is not cured within 10 days of the date that the Corporation provides written notice to the Participant of the violation, the Corporation will have the right to repurchase all or any shares of Common Stock issued to the Participant upon the exercise of the Stock Option (the “Shares”). The repurchase right may be exercised by the Corporation at any time following the date of such Repurchase Event or uncured violation by giving the holder of the Shares written notice of the Corporation’s intention to exercise such right[; provided, however, that the Corporation may not exercise such repurchase right until the holder has held the Shares for at least 183 days]. The purchase price per share will be the Market Value Per Share on the date of such notice; provided, however, that if the Participant’s employment with the Corporation is terminated for Cause or the Participant violates the Employment Agreement, the purchase price per share will be the lesser of the Market Value Per Share or the Option Price per share paid by the Participant.

(b) Within 30 days following the date of delivery by the Corporation of a written notice of its election to exercise its repurchase right pursuant to this Section 5, the Corporation will pay to the Participant or other holder of the Shares the full amount of the purchase price in cash, and the Participant or holder will deliver to the Corporation the stock certificate or certificates representing the Shares being purchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

(c) If any change in the Common Stock of the Corporation occurs as a result of any transaction or event described in Paragraph 8 of the Plan, the restrictions contained in this Section 5 will apply with equal force to additional and/or substitute securities, if any, received by the Participant in exchange for, or by virtue of his or her ownership of, Shares.

(d) If the Participant or holder fails or refuses to deliver on a timely basis duly endorsed certificates representing Shares purchased by the Corporation pursuant to this Section 5, the Corporation will have the right to deposit the purchase price for such Shares in a special account with any bank or trust company, giving notice of such deposit to the Participant or holder, whereupon (i) such Shares will be deemed to have been purchased by the Corporation and (ii) the Corporation shall make an appropriate notation on its books and records reflecting such repurchase and may place stop-transfer or similar instructions with respect to such Shares with any transfer agent for the Common Stock. All such monies will be held by the bank or trust company for the benefit of the Participant or holder. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit will be repaid by the bank or trust company to the Corporation on demand and become general funds of the Corporation, and the Participant or holder will thereafter look only to the Corporation for payment.

(e) The repurchase right of the Corporation set forth above will remain in effect until the closing of a Public Offering, and will be binding upon any transferee of Shares. The Corporation may place a legend on any certificate for Shares delivered to the Participant reflecting the repurchase rights provided in the Plan and hereunder.

6. Transferability. Except as otherwise determined by the Committee, no Stock Option will be transferable by the Participant other than by will or the laws of descent and distribution. No Stock Option will be exercisable during the Participant’s lifetime by any person other than the Participant or the Participant’s guardian or legal representative.

7. Change of Control. Notwithstanding the exercise dates and vesting schedule set forth in this Option Award Agreement, upon a Change of Control while the Participant is employed by the Corporation, the nonvested portion of the Stock Option will automatically and immediately vest and the Stock Option will be exercisable by the Participant in whole or in part thereafter. In no event will the Stock Option be exercisable after the expiration date described herein.

For purposes of this Option Award Agreement, “Change of Control” means the occurrence of any of the following events:

(a) the Corporation is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization, the holders of the then-outstanding securities entitled to vote generally in the election of directors (“Voting Stock”) of the Corporation immediately prior to such merger, consolidation or reorganization hold or beneficially own less than 51% of the combined voting power of the Voting Stock of the surviving corporation or other legal person (or the ultimate parent entity of such surviving corporation or other legal person to the extent such surviving corporation or other legal person is a wholly owned subsidiary, directly or indirectly, of such parent entity) immediately following such merger, consolidation or reorganization;

(b) the Corporation sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer, the holders of the Voting Stock of the Corporation immediately prior to such sale or transfer hold or beneficially own less than 51% of the combined voting power of the Voting Stock of the purchasing or transferee corporation or other legal person (or the ultimate parent entity of such purchasing or transferee corporation or other legal person to the extent such purchasing or transferee corporation or other legal person is a wholly owned subsidiary, directly or indirectly, of such parent entity) as a result of such sale or transfer; or

(c) the controlling stockholders of the Corporation sell or otherwise transfer, directly or indirectly, 51% or more of the Voting Stock of the Corporation to any person (as that term is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who becomes the beneficial owner (as that term is defined under Rule 13d-3 (or any successor rule or regulation promulgated under the Exchange Act)) of such Voting Stock.

8. Other Terms and Conditions. The Participant will not have any of the rights of a stockholder of the Corporation with respect to the shares of Common Stock subject to this Stock Option except to the extent that one or more certificates representing such shares of Common Stock have been delivered to the Participant, or the Participant has been determined to be a stockholder of record by the Corporation’s transfer agent, upon due exercise of this Stock Option. Further, nothing herein will confer upon the Participant any right to become or remain in the service or employ of the Corporation or any Subsidiary, nor limit or affect in any manner the right of the Corporation or any Subsidiary to terminate the service or employment or adjust the compensation of the Participant.

Any amendment to the Plan will be deemed to be an amendment to this Option Award Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Participant under this Option Award Agreement without the Participant’s consent.

This Option Award Agreement is subject to all other terms and conditions of the Plan. Capitalized terms used herein but not defined will have the meanings assigned to those terms in the Plan. Copies of the Plan may be obtained from the Corporation. By executing this Option Award Agreement, the Participant agrees to the terms set forth above and agrees to be bound by the provisions of the Plan.

[SIGNATURE PAGE FOLLOWS]

This Option Award Agreement is executed by the Corporation on this              day of             , 2009, effective as of the date hereof.

ENERGY PARTNERS, LTD.

By:
Name:
Title:

The undersigned Participant hereby acknowledges receipt of an executed original of this agreement and accepts the award granted hereunder, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

[Name of Participant]

Date:

[SIGNATURE PAGE TO [NAME OF PARTICIPANT] OPTION AWARD AGREEMENT]